SCHEDULE 14A

                      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                  THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


                          Filed by the Registrant                      [X]
                     Filed by a Party other than the Registrant        [ ]

Check the appropriate box:
[ ]  Confidential, for Use of the Commission Only

[ ]  Preliminary Proxy Statement (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                  PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND
                      ------------------------------------
                 (Name of Registrant as Specified in its Charter)

                      ------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

(1) Title of each class of securities to which transaction applies:

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    pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Form of
Vote Confirmation Letter

PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND
Meeting of shareholders 2003/11/13


Account #:
Shares:
Date:
Time:

Vote Received:  FOR/AGAINST/ABSTAIN
Proposal 01: APPROVING AN AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE TRANSFER OF ALL OF THE ASSETS OF PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND TO PUTNAM NEW YORK TAX EXEMPT INCOME FUND IN EXCHANGE FOR THE ISSUANCE AND DELIVERY OF SHARES OF BENEFICIAL INTEREST OF PUTNAM NEW YORK TAX EXEMPT INCOME FUND AND THE ASSUMPTION BY PUTNAM NEW YORK TAX EXEMPT INCOME FUND OF ALL OF THE LIABILITIES OF PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND, AND THE DISTRIBUTION OF SUCH SHARES TO THE SHAREHOLDERS OF PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND IN COMPLETE LIQUIDATION OF PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND.


Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your instructions. If any of the information is incorrect, please call __________ immediately, and in any event no later than: 11:00 P.M. Eastern Daylight Time, on ___________.

Thank you for your cooperation.

Very truly yours,

D.F. King & Co., Inc.


King Mutual Fund Services
Telephone Script

PUTNAM NEW YORK
TAX EXEMPT OPPORTUNITIES FUND

Introduction
-----------------
Hello, Mr./Mrs. (Shareholder).  I am calling with regard to your
investment in Putnam New York Tax Exempt Opportunities Fund.   My name
is ________________ and I'm a proxy representative with D.F. King & Co. calling at the request of the Opportunities Fund. We're currently contacting shareholders of the Opportunities Fund to assist in getting the necessary proxy votes for the shareholder meeting scheduled for November 13, 2003. Did you receive the proxy materials from the fund?

(If not, then help the shareholder obtain the material he requires. If a NOBO, give them the 800# and have them call back when they receive. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15".)

Are you familiar with the proposed merger that will be considered at the shareholder meeting? Do you have any questions?

(Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Trustees have recommended that he/she vote in favor of the proposal. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.)

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. If you prefer, you can also vote by internet or touch-tone telephone by following the instructions in your mailing information. Otherwise, if you'd like, I can record your vote over the telephone right now. Okay?

(Allow the person to give you a response. If the person says he/she has already sent in the proxy, do not ask how he/she voted.)

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will confirm that you have received the proxy materials. Then I will take your vote. Within 72 hours, we will mail you a letter confirming your vote, which will tell you how to make any changes you wish. Are you ready?

Begin the Vote
--------------------

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of Putnam New York Tax Exempt Opportunities Fund. Today's date is __________ and the time is __________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of these Opportunities Fund shares?

May I please have your address?

May I have the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

(Input the last 4 digits of the SSN. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares. However, if the shareholder continues to resist, you have no choice but to politely end the call.)

Have you received the proxy materials?

Actual Voting
--------------------
Your Trustees are asking you to consider a proposed merger of Putnam New York Tax Exempt Opportunities Fund into Putnam New York Tax Exempt Income Fund. They have studied this proposal carefully. They recommend that you vote in favor of the proposal. Would you like to vote in favor of the proposal as recommended by your Trustees?

(If you are required to read the proposal individually, end each proposal by saying, "Your Trustees recommend that you vote in favor. How would you like to vote?" For most proposals, the valid responses are

F = For proposal.
A = Against proposal.
B = Abstain.)

Closing
----------

I have recorded your vote. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto Putnam New York Tax Exempt Opportunities Fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.



King Mutual Fund Services
Answering Machine Message

Hello, this message is being left on behalf of your investment in Putnam New York Tax Exempt Opportunities Fund. You should have recently received proxy materials in the mail concerning a meeting of shareholders of the Opportunities Fund to be held on November 13, 2003.

After reviewing the mailing information and at your earliest convenience, please sign, date, and return the proxy card in the postage paid envelope provided. If you prefer, you can also vote by Internet or touch-tone telephone by following the instructions included in the mailing information.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please call our proxy solicitor D.F. King & Co., Inc. at 1-800-735-3428.

Thank you for your consideration.


Q & A ON PROPOSED MERGER OF PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND INTO PUTNAM NEW YORK TAX EXEMPT INCOME FUND

When is the proposed merger of Putnam New York Tax Exempt Opportunities Fund into Putnam New York Tax Exempt Income Fund scheduled to occur?

A meeting of Putnam New York Tax Exempt Opportunities Fund shareholders will be held on Thursday, November 13, 2003 to consider the proposed merger. If approved by shareholders, the merger of the funds will occur on November 22, 2003.

What will happen to my shares of Putnam New York Tax Exempt
Opportunities Fund if the proposed merger is approved?

Your shares of the Opportunities Fund will be exchanged on a tax-free basis for shares of the Income Fund with an equal aggregate net asset value on the date of the merger. The number of shares you own will change, but your account value will not.

When will Putnam stop accepting money into Putnam New York Tax Exempt Opportunities Fund?

The Opportunities Fund will remain open to all investors until immediately prior to the merger. The Opportunities Fund will be closed to all purchases (existing and new investors) with a T+3 settlement period as of end-of-day on Monday, November 17, 2003; with a T+2 settlement period as of end-of-day Tuesday, November 18; and a T+1 settlement period as of end-of-day Wednesday, November 19. The last valid settlement date is Thursday, November 20. The last valid settlement date would only affect trades placed through the National Securities Clearing Corporation. However, we do recommend that investors not purchase shares of the Opportunities Fund on Friday, November 21.

What will happen to dividends/capital gains of the Opportunities Fund if the proposed merger is approved?

Prior to the date of the merger, the Opportunities Fund will distribute to shareholders all of its remaining investment company income and net realized capital gains, if any, through the date of the merger.

What are the federal income tax consequences of the proposed merger?

For shareholders who remain invested in the Opportunities Fund through the date of the merger, the merger will not be a taxable event.
However, any exchange made prior to the date of the merger is a taxable event.

How will the proposed merger, if approved, affect my cost basis?

The proposed merger will not affect your cost basis on a total dollar basis. For example, if you had invested $1,000 in the Opportunities Fund, your total cost basis would remain $1,000--even after the completion of the proposed merger. However, your cost basis per share will change because of the difference in price upon the completion of the proposed merger. To calculate the new cost basis per share: Total dollar cost basis / # shares owned in the Income Fund on the date the proposed merger is completed.

Will the proposed merger, if approved, affect the timing of the conversion of class B shares to class A shares?

No. The proposed merger will not affect the timing of the conversion of class B shares to class A shares.

Will my service options move to the new account if the merger is approved? If client does not currently own shares of the Income Fund:

If the client currently does not own shares of the Income Fund, when the proposed merger takes place, a new account would be established and service options would move to that new account.

If client currently owns shares of the Income Fund:

Networked accounts: If a client's accounts in the funds have the same distribution options (cash or reinvest and regardless of service options), the accounts will be merged into the existing Income Fund account. Service options will not carry over. If a client's accounts in the funds have different distribution options, a new account will be established and the service options will be carried over.

Non-networked accounts: If a client's account in the Opportunities Fund has a service option (Systematic Withdrawal Plan, Systematic Investment Plan, Dividend Disbursement Plan, or Systematic Exchange), then a new account will be established and the service option will be carried over. If a client's accounts in the Opportunities Fund does not have a service option, then as long as the distribution options (cash or reinvest) are the same on both accounts, the client's accounts in the funds will be combined.


FORM OF
INTERNET VOTING INSTRUCTION CARD
PUTNAM NEW YORK TAX EXEMPT
OPPORTUNITIES FUND

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.

Proposal 1.

Approval of an Agreement and Plan of          FOR     AGAINST     ABSTAIN
Reorganization and the transactions        ---     ---         ---
contemplated thereby, including the transfer of all of the assets of Putnam New York Tax
Exempt Opportunities Fund to Putnam New York
Tax Exempt Income Fund in exchange for the issuance and delivery of shares of beneficial interest of Putnam New York Tax Exempt Income
Fund and the assumption by Putnam New York
Tax Exempt Income Fund of all of the
liabilities of Putnam New York Tax Exempt
Opportunities Fund, and the distribution of such shares to the shareholders of Putnam New
York Tax Exempt Opportunities Fund in
complete liquidation of Putnam New York Tax
Exempt Opportunities Fund.

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If you submit your voting instructions on this site, we'll vote exactly as you tell us. The Proxies are authorized to vote in their discretion upon any matters as may properly come before the meeting or at any adjournments of the meeting.

If you do not provide your voting instructions on the proposal, the Proxies will vote in the same manner as the Trustees recommend.
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To receive an option email confirmation, enter your email address here:
     --------------------------

Please review your selections carefully before voting.

If you vote more than once on the same Proxy, only your last (most recent) vote will be considered valid.

Press this button to Submit your voting instructions
           [GRAPHIC OMITTED: Submit button]

Please review your selections carefully before submitting your voting instructions.

If you have any questions about any of the proposals, please call 1-800-225-1581. If you submit your voting instructions more than once for the same proposal, only your most recently received voting instructions will be considered valid. For this purpose, the voting instructions with the most recent date will be considered the most received. The proxy tabulator, in it sole discretion, will resolve any discrepancies in voting instructions

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FORM OF
E-MAIL CONFIRMATION FOR INTERNET VOTING INSTRUCTION CARD

Your vote for Control Number 155-759-999-999-99 has been submitted to Putnam New York Tax Exempt Opportunities Fund as follows:
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Proposal 1. Approval of an Agreement and Plan of Reorganization and the
transactions contemplated thereby, including the transfer of all of the assets of Putnam New York Tax Exempt Opportunities Fund to Putnam New York Tax Exempt Income Fund in exchange for the issuance and delivery of shares of beneficial interest of Putnam New York Tax Exempt Income Fund and the assumption by Putnam New York Tax Exempt Income Fund of all of the liabilities of Putnam New York Tax Exempt Opportunities Fund, and the distribution of such shares to the shareholders of Putnam New York Tax Exempt Opportunities Fund in complete liquidation of Putnam New York
Tax Exempt Opportunities Fund...........ABSTAIN

Thank you for voting.